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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

    Name                                         Jurisdiction of Incorporation
    ----                                         -----------------------------
Packeteer Holdings, Inc.                                   Delaware
Packeteer International Inc,                               Delaware
Packeteer Caymans                                           Cayman
Packeteer K.K.                                               Japan
Packeteer Asia Pacific Limited                             Hong Kong
Packeteer Europe B.V.                                   The Netherlands
Packeteer Technologies                                      Canada
Packeteer Australia Pty Limited                            Australia
Packeteer UK Ltd.                                       United Kingdom
Packeteer GmbH                                              Germany
Packeteer SAS                                               France
Packeteer Aps                                               Denmark
Packeteer Singapore                                        Singapore
Packeteer Korea                                           South Korea
Packeteer Iberica                                            Spain